UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

March 7, 2013

Date of Report (Date of earliest event reported)

SORRENTO THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-52228	33-0344842
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6042 Cornerstone Ct. West, Suite B, San Diego, CA		92121
(Address of principal executive offices)		(Zip Code)

(858) 210-3700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 7, 2013, Sorrento Therapeutics, Inc. (“Sorrento” or the “Company”) entered into an exclusive Option Agreement (the “Option Agreement”) with IGDRASOL, Inc. (“IGDRASOL”), a private company focused on the development of oncologic agents for the treatment of metastatic breast cancer (“MBC”), non-small cell lung cancer (“NSCLC”) and other cancers. Pursuant to the Option Agreement, IGDRASOL granted to Sorrento an irrevocable option to acquire IGDRASOL by means of an Agreement and Plan of Merger (the “Merger Agreement”), the form of which is attached as an exhibit to the Option Agreement. In consideration for entering into the Option Agreement, IGDRASOL is to receive a lump sum payment of $200,000, which transaction is expected to close within 51 days of the signing of the Option Agreement. If Sorrento exercises its option to acquire IGDRASOL, Sorrento will, pursuant to the Merger Agreement, be required to issue 76,199,198 shares of common stock to IGDRASOL stockholders and, upon the later achievement of a specified regulatory milestone, Sorrento will be required to issue an additional 32,656,799 shares of common stock to former IGDRASOL stockholders.

IGDRASOL’s lead compound, Cynviloq™, is a micellar diblock copolymeric paclitaxel formulation drug product. Cynviloq™ is currently approved and marketed in several countries, including South Korea for MBC and NSCLC under the trade name Genexol-PM®, and has completed Phase 2 testing for potential advancement into registration trials in the U.S. IGDRASOL has the exclusive U.S. distribution rights to Cynviloq™ from Samyang Biopharmaceuticals Corporation, a South Korean corporation.

IGDRASOL is preparing for an “End of Phase 2” meeting with the U.S. Food & Drug Administration (“FDA”) regarding Cynviloq™ targeted for the first half of 2013. As a formulation of paclitaxel, Cynviloq™ is potentially eligible for approval via FDA’s 505(b)(2) bioequivalence regulatory pathway versus albumin-bound paclitaxel (“Abraxane®”) in its currently approved MBC and NSCLC indications.

As part of the arrangement, Sorrento , IGDRASOL and certain stockholders representing at least 75% of the outstanding shares of capital stock of IGDRASOL (the “IGDRASOL Stockholders”) executed a Voting Agreement (the “Voting Agreement”), pursuant to which the IGDRASOL Stockholders agreed to vote their shares of IGDRASOL capital stock in favor of a merger with Sorrento pursuant to the Merger Agreement.

In addition to and contemporaneously with the execution of the Option Agreement and Voting Agreement, on March 7, 2013, Sorrento and IGDRASOL entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”), pursuant to which Sorrento agreed to purchase all documentation, equipment, information and other know-how related to the compound identified as Tocosol and related technologies for a purchase price of $1,210,000, which transaction is expected to close within 45 days of the signing of the Asset Purchase Agreement. Upon payment of the purchase price, IGDRASOL and Sorrento intend to enter into a Development Services Agreement (the “Development Services Agreement”) pursuant to which approximately $3 million in development services may be provided by IGDRASOL for the development of Tocosol and related technologies.

IGDRASOL and Sorrento also entered into an Initial Services Agreement dated March 7, 2013 (the “Initial Services Agreement”), pursuant to which, IGDRASOL is to provide certain product development and technology services related to Sorrento’s antibody platform in exchange for a payment of $1,000,000, which was paid to IGDRASOL upon signing.

The foregoing descriptions of the Option Agreement, Voting Agreement, Asset Purchase Agreement, Initial Services Agreement and Development Services Agreement, including the respective exhibits and schedules thereto, do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, which will be filed as Exhibits to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SORRENTO THERAPEUTICS, INC.

By:	/s/ Richard Vincent
Name:	Richard Vincent
Title:	Chief Financial Officer

Date: March 13, 2013